                                 VENCOR, INC.                  Exhibit 10.26

                        NON-EMPLOYEE DIRECTORS DEFERRED
                               COMPENSATION PLAN



                                   ARTICLE 1

                                   PURPOSES

     1.1  PURPOSES.  The purposes of this Non-Employee Directors Deferred
          --------
Compensation plan ("Plan") of Vencor, Inc. (formerly Vencor Healthcare, Inc.), a Delaware corporation ("Company"), are to encourage the Company's non-employee directors to invest in the future of the Company through ownership of an interest in the Company and to provide flexibility to the Company in attracting and retaining directors. This Plan also provides benefits with respect to certain liabilities and obligations under the Vencor, Inc. Non-Employee Directors Deferred Compensation Plan, assumed pursuant to the Employee Benefits Agreement, dated as of April 30, 1998, between Vencor, Inc. (predecessor of Ventas, Inc.) and Vencor Healthcare, Inc. (the "Employee Benefits Agreement"), duly executed in connection with the spinoff of Vencor Healthcare, Inc. by Vencor, Inc. to its shareholders.

                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION

     2.1  ELIGIBILITY.  Any director of the Company who is not an employee of
          -----------
the Company or a subsidiary of the Company ("Director") is eligible to participate in the Plan.

     2.2  PARTICIPATION.  A Director shall become a participant in the Plan
          -------------
("Participant") by filing an Election Form in accordance with the provisions of
Section 5.1.a . A Participant shall remain a Participant until such time as the Participant has received all payments to which the Participant is entitled under the terms of the plan.

                                   ARTICLE 3

                            SHARES SUBJECT TO PLAN

     3.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section 3.2,
          ----------------
the number of shares of the company's common stock, par value $0.25 per share ("Common Stock"), reserved for issuance under the Plan is 30,000 shares. Any Common

Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.


     3.2  ADJUSTMENTS.  In the event of a merger, reorganization, consolidation,
          -----------
recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Common Stock, the Committee (as hereinafter defined) shall substitute or adjust the total number and class of stock or securities which may be issued under the Plan and which are credited to a Participant's Deferred Stock Account as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants.

                                   ARTICLE 4

                                ADMINISTRATION

     4.1  THE COMMITTEE.  The Plan shall be administered by the Executive
          -------------
Compensation Committee of the Board of Directors of the Company ("Board"), or by any other committee ("Committee') appointed by the Board consisting of two or more directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     4.2  AUTHORITY OF THE COMMITTEE.  The Committee shall have sole discretion
          --------------------------
to make all determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, Participants and their estates and beneficiaries.

     4.3  SECTION 16 COMPLIANCE.  It is the intention of the company that the
          ---------------------
Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

                                   ARTICLE 5

                               DEFERRAL ELECTION

     5.1  MAKING OF ELECTION.
          ------------------

          a. Each director may elect in writing, in the manner and on the form ("Election Form") prescribed by the committee, to defer payment of all, but not less than all, of the fees which would otherwise be paid to such Director by the Company for the services on the Board and committees thereof. An election shall be effective with respect to amounts which would otherwise be paid to the Participant beginning on or after the first day of the calendar quarter following the making of the election; provided, however, that in the case of
                                      --------  -------
those persons who are Directors on the date hereof, the initial election shall become effective as of July 1, 1998. Once an election has been made, it shall remain in effect with respect to all future amounts which would otherwise be paid to the Participant as a Director until changed by the filing of a new election in the manner provided in Section 5.1.b.

          b. In the case of those persons who are Directors on the date hereof, the initial election, if any, to participate in the Plan shall be made by May 31, 1998. In the case of Directors elected or reelected at an annual meeting of the Company, an election or change in an existing election may only be made within 30 days following the annual meeting. In the case of a Director elected at other than an annual meeting, the initial election to participate in the Plan may only be made within 30 days following the Director's election to the Board. At the time of making any such election or change in an existing election, the Participant shall further elect, in accordance with procedures adopted by the Committee, (i) to have either 100% or 50% of the amount of such deferred fees be deemed invested in Common Stock ("Share Election", or (ii) to have either 100% or 50% of such deferred fees deemed invested with interest ("Cash Election"); provided, however, that in no event shall a Share Election be effective until six months after the date of the Share Election, with the result that during such six-month period, the Participant shall be deemed to have made a Cash Election. Any elections currently in effect as of the date hereof under the Non-Employee Directors Deferred Compensation Plan maintained by the predecessor of Ventas, Inc. shall be effective with respect to this Plan until modified or otherwise revised by a Director.

     5.2  PARTICIPANT ACCOUNT.  A Participant Account shall be established for
          -------------------
each participant. Deferred compensation will be credited to the Participant's Participant Account as of the date such compensation would otherwise be payable to the Participant. A participant Account shall include a Deferred Cash Account, if a Cash Election has been made, and/or a Deferred Stock Account, if a Share Election has been made.

     5.3  DEFERRED CASH ACCOUNT.  Each Deferred Cash Account shall be credited
          ---------------------
with the amounts deferred on behalf of a participant plus annual interest thereon as provided in Section 7.1.

     5.4  DEFERRED STOCK ACCOUNT.  Each Deferred Stock Account shall be credited
          ----------------------
with 110% of the amounts deferred to the Deferred Stock Account on behalf of a Participant. Deferred Stock Accounts shall also be credited as of the payment date for dividends on Common Stock in an amount equal to the dividends attributable to the number of shares of Common Stock credited to the participant's Deferred Stock Account as of the record date set by the Board for the payment of dividends (the amounts referred to in the first two sentences of this Section 5.4 are hereinafter referred to as the "Cash Credits"). As of the last day of March, June, September and December of each year, there shall be credited to Participant's Deferred Stock Account a number of shares of Common Stock equal to that whole number obtained by dividing (i) the amount of Cash Credits in the Deferred Stock Account as of such date, by (ii) the fair market value of the Common Stock (determined as provided in Section 6.1) on such date. Any amount of the Deferred Stock Account in excess of the number of sharers of Common Stock credited to the Deferred Stock Account shall be treated as a Cash Credit and held in the Deferred Stock Account until the end of the following quarterly crediting date.

                                   ARTICLE 6

                               FAIR MARKET VALUE

     6.1  FAIR MARKET VALUE.  For purposes of this Plan, the fair market value
          -----------------
of the Common Stock on any date shall be (i) if the Common Stock is listed on a national or regional exchange, or on the NASDAQ National Market System or a comparable market, the closing price of the Common Stock on such date, or (ii) if (i) above does not apply, the value determined by the Committee.

                                   ARTICLE 7

                                   INTEREST

     7.1  INTEREST ON DEFERRED CASH ACCOUNT.  Interest will be credited to each
          ---------------------------------
Deferred Cash Account at the announced prime rate of First National Bank of Louisville as the same shall exist from time to time, changing with each change in such announced prime rate. This assumed interest shall be compounded annually and treated as earned from the date deferred compensation is credited to the Deferred Cash Account to the date of withdrawal.

                                   ARTICLE 8

                          PAYMENT OF DEFERRED AMOUNTS

     8.1  LIMITATION ON PAYMENT OF DEFERRED AMOUNTS.  No payment may be made
          -----------------------------------------
from any Participant Account except as provided in this Article 8.

     8.2  TIME FOR PAYMENT OF DEFERRED AMOUNTS.
          ------------------------------------

          a. Payment of the amount in a Participant Account shall be made upon the earlier to occur of (i) 60 days following the date the Participant ceases to be a Director, (ii) the date selected by the Participant at the time of making a Cash Election or Share Election (which date may be different for the Cash Election and Stock Election) or (iii) 60 days following a Change in Control (as defined in Section 8.2.b). Payment shall be made in the form of a lump sum, with payment from a Deferred Cash Account made in cash, and payment from a Deferred Stock Account made in Common Stock (except for any Cash Credits remaining in the Participant's Deferred Stock Account, which shall be paid in cash).


          b. For purposes of the plan, a Change in Control shall have the meaning ascribed to such term in the Company's 1998 Incentive Compensation Plan.



                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1  ASSIGNABILITY.  No right to receive payments hereunder shall be
          -------------
transferable or assignable by a Participant except by will or by the laws of descent and distribution.

     9.2  AMENDMENT OR TERMINATION.  The Plan may be amended, modified or
          ------------------------
terminated by the Board at any time or from time to time; provided that such actions may not be taken without the approval of the Company's stockholders if such approval is required by any applicable law or the rules of any national securities exchange or system on which the Shares are then listed or reported. Except as otherwise provided herein, no amendment, modification or termination of the Plan shall in any manner materially adversely affect any Participant's rights under the Plan without the consent of such Participant.

     9.3  FUTURE DIRECTOR TERMS.  Nothing in the Plan, nor any action taken
          ---------------------
under the Plan, shall be construed as giving any Participant a right to continue as a Director or require the Company to nominate or cause the nomination of a Participant for a future term as a Director.

     9.4  PARTICIPANT'S RIGHTS UNSECURED.  The right of any Participant to
          ------------------------------
receive payment of deferred amounts under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor shall any Participant have any property rights in any particular assets held by the company, whether or not held for the purposes of funding the Company's obligations hereunder.

     9.5  GOVERNING LAW.  To the extent not preempted by Federal Law, this Plan
          -------------
shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by the Board as of April 30, 1998.



                                       VENCOR, INC.



                                       By:
                                           ---------------------------------
                                           W. Bruce Lunsford
                                           Chairman of the Board